UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2024

AWAYSIS CAPITAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21477	27-0514566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Lakeside Dr, Suite 100, Miramar, Florida 33027

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 795-3311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 28, 2024, Awaysis Capital, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report, among other things, that it borrowed an aggregate of $1.1 million (the “Loan”) from Harthorne Capital, Inc. (“Harthorne”), that definitive documentation regarding the Loan had not yet been negotiated or entered into, and that the Company will file an amendment to the Original 8-K to disclose the material terms of any such definitive documentation once finalized and entered into.

This Current Report on Form 8-K/A amends and restates the Original 8-K to disclose that the Company entered into definitive documentation with Harthorne with respect to the Loan, and to provide material information with respect to such definitive documentation.

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 24, 2024, Awaysis Capital, Inc. (the “Company”) borrowed an aggregate of $1.1 million (the “Loan”) from Harthorne Capital, Inc. (“Harthorne”). Harthorne operates as a holding entity for investments in the Company by Mr. Michael Singh, the Company’s Chairman and CEO, and Dr. Andrew Trumbach, the Company’s President and CFO. Additionally, each of Mr. Singh, Dr. Trumbach and Ms. Lisa-Marie Iannitelli, a director of the Company, are Executive Directors of Harthorne.

The Company expects to use the proceeds from the loan for continued development and renovations on the Company’s Casamora property, as well as for working capital and general corporate purposes.

The Loan is evidenced by a Convertible Promissory Note (the “Note”), executed by the Company and Harthorne on August 2, 2024 with an issue date as of July 30, 2024. Interest on the Loan is 12% per annum, payable, with the principal and any and all fees, costs and expenses then due under the Note, on July 30, 2025 (the “Maturity Date”).

The outstanding principal balance of and interest on the Note shall be convertible, in whole or in part, at the option of Harthorne at any time prior to the Maturity Date, into shares of common stock, par value $.01 per share, of the Company, at a conversion price of $.30 per share (the “Optional Conversion Right)

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Note, which entitle the Investor, among other things, to accelerate the due date of the unpaid principal and accrued and unpaid interest of the Note.

The foregoing description of the Note is not complete, and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Promissory Note with Harthorne Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 7, 2024

AWAYSIS CAPITAL, INC.

	By:	/s/ Andrew Trumbach
	Name:	Andrew Trumbach
	Title:	Co-CEO and CFO